EXHIBIT 99.1

Dynatronics Corporation Reports Second Quarter Fiscal Year 2023 Financial Results and Business Highlights

EAGAN, MN / ACCESSWIRE / February 9, 2023 / Dynatronics Corporation (NASDAQ:DYNT) (“Dynatronics” or the “Company”), a manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its second quarter of fiscal year 2023 ended December 31, 2022, and provided an update on the business.

CEO Commentary

“The year-over-year improvement in gross margin of 8.4% or nearly $1.0 million in gross profit was a solid improvement.  We are pleased with our progression, but we have more work to do.  New, targeted, and innovative, product releases are the third pillar of our gross margin improvement plan, and we plan to continue to improve our performance in this area,” said John Krier, Chief Executive Officer of Dynatronics.

“Our inventory balance was reduced to $10.7 million with a reduction of approximately $1.4 million from the balance on June 30, 2022.  Reducing inventory by this level, allowed us to strengthen our supplier relationships with a reduction in accounts payable of approximately $0.9 million in the second quarter.  This is an important development as we work to optimize our inventory with selected reductions while preparing for future new product introductions and historical seasonality-related growth expected in our fiscal fourth quarter,” concluded Krier.

Key Financial Highlights

Q2 Fiscal Year ‘23 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

•	Total net sales of $10.9 million.
•	Gross profit margin of 28.1% up from 19.8% in Q2 fiscal year ‘22.
•	Net loss of $0.8 million improved from $1.4 million in Q2 fiscal year ‘22.
•	Current liabilities reduced by $1.0 million in Q2 fiscal year ‘22.
•	Cash of $0.7 million, flat from $0.7 million at the end of Q4 fiscal year ‘22.
•	10th consecutive quarter of no debt.

Guidance for Fiscal Year ‘23

Dynatronics reaffirmed net sales guidance for fiscal year ‘23 of $45 million to $48 million. The midpoint of this range is a 5% improvement over the Company’s $44.3 million net sales in fiscal year ‘22. The Company expects the distribution of net sales across the quarters in fiscal year ‘23 to align with historical trends, which are highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter. The second quarter of fiscal year 2023 continued this historical seasonality trend.

Even as it expects fiscal year ‘23 to showcase continued improvement toward its 40% long-term goal, given the persistent inflationary pressure and macro-economic impacts the Company is deferring providing gross margin guidance.

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Selling, general, and administrative expenses are anticipated to be 30% to 35% of net sales in fiscal year ‘23.

Dynatronics expects to continue its strategic approach to optimize inventory levels with selected reductions while preparing for future new product introductions and historical seasonality-related growth expected in our fiscal fourth quarter.  This approach allowed the company to generate positive cash flow from operations of $0.3 million for the first six months of the fiscal year.

The Company’s financial guidance for fiscal year ‘23 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment and the COVID-19 global pandemic, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company’s business optimization.

Growth Priorities

The Company has delivered sales growth that outpaced market growth, and its baseline continued product net sales expectation for the seventh consecutive quarter. Dynatronics employs multiple levers to drive sales growth – by capturing market share, product innovations, and through acquisitions.

Conference Call and Webcast Q1 Fiscal Year ‘23 Results

The Company will hold a conference call and live audio webcast to discuss the results, consisting of prepared remarks by management, slide presentation, and a question-and-answer session with analysts, beginning at 8:00 AM ET on Thursday, February 9, 2023.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 547446. It is recommended that participants call or log in 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until Midnight on February 16, 2023, by dialing 877-481-4010, using passcode 47501.

The live webcast and slide presentation can be accessed on the Company’s Investor webpage under the Events & Presentations tab at https://investors.dynatronics.com/services. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company’s expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, expectations that the Company will improve long-term gross margins, operating income and cash flow from operations, expectations regarding net sales, gross margin, selling general and administrative costs, and other income in fiscal year 2023, and uncertainties related to the broader economic environment and the impact of the COVID-19 global pandemic on the Company’s results of operations and financial condition. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company’s annual, quarterly, and other reports filed with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The Company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measure to evaluate our operating performance and to forecast future periods. Management believes this non-GAAP measure provides investors with additional information about the Company’s ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure. $37 million annual and $9.25 million quarterly baseline continued product net sales set in April 2021 is based on annual net sales of approximately $48 million in FY ‘21 less estimated annual discontinued product sales of approximately $11 million.

Summary Financial Results

Following is a summary of operating results for the periods ended December 31, 2022, the balance sheet highlights at December 31, 2022 and cash flow for periods ended December 31, 2022.

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Summary Selected Financial Data
Statement of Operation Highlights
In thousands, except share and per share amounts

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Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

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